Exhibit 99.1

ALBUQUERQUE, N.M.
October 28, 2021

PNM Resources Reports Third Quarter Results
Continued Expectation for Merger to Close in 2021

•2021 third quarter GAAP earnings of $1.32 per diluted share
•2021 third quarter ongoing earnings of $1.37 per diluted share reflects increased earnings compared to the third quarter of 2020, offset by the dilutive impact of additional shares

PNM Resources (In millions, except EPS)

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
GAAP net earnings attributable to PNM Resources	$113.3	$121.8	$184.6	$164.0
GAAP diluted EPS	$1.32	$1.52	$2.14	$2.05
Ongoing net earnings	$118.0	$111.9	$193.3	$170.3
Ongoing diluted EPS	$1.37	$1.40	$2.25	$2.13

PNM Resources (NYSE: PNM) today released its 2021 third quarter results. Additionally, based on the completion of the third quarter and the continued expectation for the pending merger with AVANGRID to close during the fourth quarter, ongoing earnings guidance for 2021 has been withdrawn.

“Our third quarter financial results reflect continued growth in transmission demand to support grid reliability,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “As we await the final required regulatory approval on our merger with AVANGRID from the New Mexico Public Regulation Commission, we remain focused on meeting the needs of our customers and communities today and in the future. We continue to expect the merger to close in 2021.”

UPDATE ON MERGER AGREEMENT

On October 21, 2020, PNM Resources announced an agreement to enter into a merger with AVANGRID, approved by shareholders in February 2021. Under the terms of the proposed merger, PNM Resources shareholders will receive $50.30 in cash for each share of PNM Resources common stock held at closing. The transaction is pending approval from the New Mexico Public Regulation Commission, which is expected to address the application in the coming weeks. The transaction has received regulatory approval from all other required federal and state agencies. PNM Resources continues to anticipate that the closing of the merger will occur in 2021, subject to the satisfaction or waiver of the remaining customary conditions to closing.
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PNM Resources Q3 2021 Earnings            10-28-21                    p. 2 of 3

SEGMENT REPORTING OF 2021 THIRD QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the PNM Resources holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q3 2021	Q3 2020	Q3 2021	Q3 2020
PNM	$1.01	$1.24	$1.05	$1.12
TNMP	$0.33	$0.30	$0.33	$0.30
Corporate and Other	($0.02)	($0.02)	($0.01)	($0.02)

Consolidated PNM Resources	$1.32	$1.52	$1.37	$1.40

Net changes to GAAP and ongoing earnings in the third quarter of 2021 compared to the third quarter of 2020 include:

•PNM: Higher transmission margins resulting from increased demand on the transmission system and the addition of a new customer, higher decommissioning and reclamation trust realized gains and interest savings from refinancing of debt at lower interest rates increased earnings. These increases were partially offset by planned increases in operational spending, the expiration of a state income tax amortization and higher property tax resulting from additional capital investments and reduced retail load compared to record-high temperatures in the third quarter of 2020. The net increase in ongoing earnings was offset by the dilutive impact of additional shares.

•TNMP: Rate relief from Distribution Cost of Service (DCOS) and Transmission Cost of Service (TCOS) increases were partially offset by higher depreciation and property tax expenses resulting from additional capital investments and the dilutive impact of additional shares.

•Corporate and Other: Losses were reduced by the interest savings from repayment of debt with proceeds from additional shares issued in December 2020.

GAAP earnings were also lower as a result of net changes in unrealized gains on investment securities for decommissioning and reclamation trusts in 2020.

Additional materials with information on quarterly results are available at
http://www.pnmresources.com/investors/results.cfm.

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PNM Resources Q3 2021 Earnings        10-28-21                    p. 3 of 3
Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2020 consolidated operating revenues of $1.5 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to approximately 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 3.1 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Ray Sandoval
(505) 241-2160                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of the Company (the "Merger") by AVANGRID which may adversely affect the Company's business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, (iv) risks related to disruption of management time from ongoing business operations due to the proposed Merger, and (v) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-5.
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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended September 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$86,915	$27,942	$(1,536)	$113,321
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	2,512	—	—	2,512
Regulatory disallowances and restructuring costs2b	436	—	—	436
Pension expense related to previously disposed of gas distribution business2c	849	—	—	849
Merger related costs2d	204	5	1,364	1,573
Total adjustments before income tax effects	4,001	5	1,364	5,370
Income tax impact of above adjustments[1]	(1,016)	(1)	(346)	(1,363)
Income tax impact of non-deductible merger related costs[3]	12	1	130	143
Timing of statutory and effective tax rates on non-recurring items[4]	317	226	(14)	529
Total income tax impacts[5]	(687)	226	(230)	(691)
Adjusting items, net of income taxes	3,314	231	1,134	4,679
Ongoing Earnings (Loss)	$90,229	$28,173	$(402)	$118,000

Nine Months Ended September 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$146,804	$52,326	$(14,521)	$184,609
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	(3,594)	—	—	(3,594)
Regulatory disallowances and restructuring costs2b	436	—	—	436
Pension expense related to previously disposed of gas distribution business2c	2,547	—	—	2,547
Merger related costs2d	562	433	9,743	10,738
Total adjustments before income tax effects	(49)	433	9,743	10,127
Income tax impact of above adjustments[1]	12	(91)	(2,475)	(2,554)
Income tax impact of non-deductible merger related costs[3]	24	36	835	895
Timing of statutory and effective tax rates on non-recurring items[4]	—	128	135	263
Total income tax impacts[5]	36	73	(1,505)	(1,396)
Adjusting items, net of income taxes	(13)	506	8,238	8,731
Ongoing Earnings (Loss)	$146,791	$52,832	$(6,283)	$193,340

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] (Increases) decreases in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Regulatory disallowances and restructuring costs"
[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general"
[3] Increases in "Income Tax Expense"
[4] Income tax timing impacts resulting from differences between the statutory tax rates of 25.4% for PNM, 21% for TNMP and the average expected statutory tax rate of 24.2% for PNMR, and the GAAP anticipated effective tax rates of 15.4% for PNM, 11.1% for TNMP, and 13.1% for PNMR, which will reverse by year end

[5] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended September 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$99,319	$23,921	$(1,472)	$121,768
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	(12,776)	—	—	(12,776)
Regulatory disallowances2b	—	—	—	—
Pension expense related to previously disposed of gas distribution business2c	1,131	—	—	1,131
Costs to review strategic growth opportunities2d	—	—	354	354
Total adjustments before income tax effects	(11,645)	—	354	(11,291)
Income tax impact of above adjustments[1]	2,958	—	(90)	2,868
Timing of statutory and effective tax rates on non-recurring items[3]	(1,146)	—	(284)	(1,430)
Total income tax impacts[4]	1,812	—	(374)	1,438
Adjusting items, net of income taxes	(9,833)	—	(20)	(9,853)
Ongoing Earnings (Loss)	$89,486	$23,921	$(1,492)	$111,915

Nine Months Ended September 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$128,802	$47,187	$(11,992)	$163,997
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	1,502	—	—	1,502
Regulatory disallowances2b	1,911	—	—	1,911
Pension expense related to previously disposed of gas distribution business2c	3,394	—	—	3,394
Costs to review strategic growth opportunities2d	—	—	1,587	1,587
Total adjustments before income tax effects	6,807	—	1,587	8,394
Income tax impact of above adjustments[1]	(1,729)	—	(403)	(2,132)
Timing of statutory and effective tax rates on non-recurring items[3]	—	—	—	—
Total income tax impacts[4]	(1,729)	—	(403)	(2,132)
Adjusting items, net of income taxes	5,078	—	1,184	6,262
Ongoing Earnings (Loss)	$133,880	$47,187	$(10,808)	$170,259

[1]Tax effects calculated using a tax rate of 25.4%
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[a] (Increases) decreases in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases of $1.9 million in "Interest Charges" and decrease of less than $0.1 million in "Other income" reflecting disallowances of previously capitalized AFUDC for certain costs included in the AFUDC computation, resulting from a FERC audit.

[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general"
[3] Income tax timing impacts resulting from differences between the statutory tax rate of 25.4% for PNM and the average expected statutory tax rate of 23.9% for PNMR, and the GAAP anticipated effective tax rates of 11.3% for PNM and 8.4% for PNMR, which will reverse by year end

[4] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended September 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$1.01	$0.33	$(0.02)	$1.32
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.02	—	—	0.02
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	—	0.01	0.01
Total Adjustments	0.04	—	0.01	0.05
Ongoing Earnings (Loss)	$1.05	$0.33	$(0.01)	$1.37
Average Diluted Shares Outstanding: 86,112,742

Nine Months Ended September 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$1.70	$0.61	$(0.17)	$2.14
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	(0.03)	—	—	(0.03)
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.02	—	—	0.02
Merger related costs	—	0.01	0.10	0.11
Total Adjustments	—	0.01	0.10	0.11
Ongoing Earnings (Loss)	$1.70	$0.62	$(0.07)	$2.25
Average Diluted Shares Outstanding: 86,105,871

PNM Resources, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended September 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$1.24	$0.30	$(0.02)	$1.52
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	(0.12)	—	—	(0.12)
Regulatory disallowances	—	—	—	—
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Cost to review strategic growth opportunities	—	—	—	—
Timing of statutory and effective tax rates on non-recurring items	(0.01)	—	—	(0.01)
Total Adjustments	(0.12)	—	—	(0.12)
Ongoing Earnings (Loss)	$1.12	$0.30	$(0.02)	$1.40
Average Diluted Shares Outstanding: 79,906,216

Nine Months Ended September 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$1.61	$0.59	$(0.15)	$2.05
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.02	—	—	0.02
Regulatory disallowances	0.02	—	—	0.02
Pension expense related to previously disposed of gas distribution business	0.03	—	—	0.03
Cost to review strategic growth opportunities	—	—	0.01	0.01
Timing of statutory and effective tax rates on non-recurring items	—	—	—	—
Total Adjustments	0.07	—	0.01	0.08
Ongoing Earnings (Loss)	$1.68	$0.59	$(0.14)	$2.13
Average Diluted Shares Outstanding: 79,954,429

PNM Resources, Inc. and Subsidiaries
Schedule 5
Condensed Consolidated Statements of Earnings
(Preliminary and Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per share amounts)
Electric Operating Revenues:
Contracts with customers	$481,881	$455,120	$1,197,359	$1,121,177
Alternative revenue programs	(9,483)	(12,376)	(3,156)	(7,484)
Other electric operating revenue	82,153	29,721	151,595	50,043
Total electric operating revenues	554,551	472,465	1,345,798	1,163,736
Operating Expenses:
Cost of energy	199,380	133,991	467,452	326,564
Administrative and general	56,520	51,611	168,458	148,096
Energy production costs	32,374	31,148	106,709	98,111
Regulatory disallowances and restructuring costs	436	—	436	—
Depreciation and amortization	71,438	68,400	212,039	207,395
Transmission and distribution costs	19,996	18,742	56,166	54,062
Taxes other than income taxes	22,678	20,768	65,440	62,815
Total operating expenses	402,822	324,660	1,076,700	897,043
Operating income	151,729	147,805	269,098	266,693
Other Income and Deductions:
Interest income	3,329	3,180	10,466	9,674
Gains on investment securities	1,948	14,401	16,108	3,172
Other income	5,686	7,022	14,592	13,728
Other (deductions)	(5,098)	(7,361)	(13,836)	(14,141)
Net other income and deductions	5,865	17,242	27,330	12,433
Interest Charges	23,244	27,263	73,247	88,785
Earnings before Income Taxes	134,350	137,784	223,181	190,341
Income Taxes	16,668	12,331	26,533	14,726
Net Earnings	117,682	125,453	196,648	175,615
(Earnings) Attributable to Valencia Non-controlling Interest	(4,229)	(3,553)	(11,643)	(11,222)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(396)	(396)
Net Earnings Attributable to PNMR	$113,321	$121,768	$184,609	$163,997
Net Earnings Attributable to PNMR per Common Share:
Basic	$1.32	$1.52	$2.14	$2.05
Diluted	$1.32	$1.52	$2.14	$2.05
Dividends Declared per Common Share	$0.3275	$0.3075	$0.9825	$0.9225